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                        STERLING HEALTHCARE GROUP, INC.
                                   Exhibit 11


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                (all figures in thousands except per share data)


                                    Three Months Ended June 30,     Six Months Ended June 30,
                                    ---------------------------     -------------------------
                                         1995        1996                 1995        1996
                                         ----        ----                 ----        ----
Primary:
Weighted average of common
     shares outstanding                   5,634       8,097             5,505          8,021


Weighted average of common
     stock equivalents - (1)                144         265                88           200
                                         ------      ------            ------        ------

Weighted average of common shares
     outstanding and common
     stock equivalents                    5,778       8,362             5,593         8,221
                                         ------      ------            ------        ------

Assuming full dilution:
Weighted average of common
     shares outstanding                   5,634       8,097             5,505         8,021

Weighted average of common
     stock equivalents - (1)                353         334               195           297
                                         ------      ------            ------        ------

Weighted average of common shares
     outstanding and common
     stock equivalents                    5,987       8,431             5,700         8,318
                                         ======      ======            ======        ======

Earnings per share:

     Primary                             $ 0.16      $ 0.17            $  .32        $  .34
                                         ------      ------            ------        ------

     Assuming full dilution              $ 0.16      $ 0.17            $  .31        $  .33
                                         ------      ------            ------        ------



(1)  Computed using the treasury stock method